Exhibit (k)(1)

AMENDED AND RESTATED SERVICE AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated as of this 19th day of July, 2023, by and between the trusts listed in Appendix A (the “Funds”) and Manulife Investment Management Private Markets (US) LLC (“John Hancock”).

WHEREAS, each Fund desires to retain John Hancock to provide certain services to the Fund as described below; and John Hancock is willing to provide such services in the manner and on the terms hereinafter set forth;

NOW, THEREFORE, each Fund and John Hancock hereby agree as follows:

1. Services. Subject to the general supervision of the Boards of Trustees of the Funds (the “Boards of Trustees”), John Hancock will provide to the Funds the services set forth below as are reasonably necessary for the operation of the Funds (“Services”). The Services, to the extent not required to be performed by John Hancock pursuant to an investment advisory agreement with respect to a Fund, include, but are not limited to:

A.	Legal services as follows:

(1)	Maintenance of each Fund’s registration statement and federal and state registration, as necessary;

(2)	Preparation of certain notices and proxy materials furnished to shareholders of the Funds;

(3)	Preparation of periodic reports of each Fund to regulatory authorities, including Form N-CEN;

(4)	Preparation of materials in connection with meetings of the Board of Trustees including minutes of the meeting and all Board Committee meetings;

(5)	Administration of the meetings of the Board of Trustees;

(6)	Preparation of written contracts, distribution plans, compliance procedures, corporate and trust documents and other legal documents;

(7)	Research advice and consultation about certain legal, regulatory and compliance issues;

(8)	Supervision, coordination and evaluation of certain services provided by outside counsel;

(9)	Responses to subpoenas and appropriate information requests for shareholder records;

(10)	Assist with managing regulatory exams and inquires on behalf of the Funds; and

(11)	Management of litigation regarding the Funds.

B.	Tax Services as follows:

(1)	Arranging for, or participating in, the preparation and filing of all required tax returns for the Funds;

(2)	Review of required Fund distributions for excise, fiscal year-end and calendar year-end;

(3)	Review of “complex” securities purchased by the Funds;

(4)	Preparation of tax information that is included in a Fund’s Form 1099-DIV and distributed to third party intermediaries, as necessary;

(5)	Preparation of financial statement tax adjustments and disclosures for the Funds;

(6)	Monitoring regulatory compliance with applicable IRS rules and regulations;

(7)	Preparation of tax provisions for excise, fiscal year-end and calendar year end;

(8)	Analysis and consultation regarding certain tax matters;

(9)	Oversight of tax services provided by auditing firms such as Ernst & Young; and

(10)	Review of final distributions relating to Fund mergers.

C.	Treasury Services as follows:

(1)	Review of each Fund’s net asset value on an intermittent basis;

(2)	Assessment and review of internal controls for the Funds at the custodian bank and perform custodian and fund accounting agent oversight;

(3)	Review of cash and securities reconciliations and aged exception items;

(4)	Review monthly custodian Operations Report and conduct periodic onsite risk reviews;

(5)	Monthly review of Statement of Condition/Trial Balance;

(6)	Analysis and disposition of NAV errors including support for reimbursement of losses and reprocessing of fund shares;

(7)	Support for Fund dividend distributions;

(8)	Coordination and administration of Dividend Committee meetings;

(9)	Development of Accounting Policies; and

(10)	Review Fund prospectuses, as necessary.

D.	Valuation as follows:

(1)	Development and maintenance of Board approved pricing policies and procedures for the Funds;

(2)	Review of Fund market risk, such as suspended securities, significant events, price discrepancies and stale prices, including development of reports to identify market risk (as necessary);

(3)	Development and maintenance of controls relating to valuation of Fund securities;

(4)	Preparation of reports relating to the valuation risks including fair valuation of securities as prescribed in Board approved policies and procedures;

(5)	Conducting Pricing Committee meetings as needed and assist in the determination of fair valuation of securities;

(6)	Due Diligence of pricing vendors

(7)	Prepare materials for Pricing Committee meetings, including quarterly reviews of selected asset classes;

(8)	Monitor for significant events; and

(9)	Document fair value decisions.

E.	Financial Reporting as follows:

(1)

Preparation of financial data or reports required by the Securities and Exchange Commission or other regulatory authorities including the preparation of monthly, quarterly, semi-annual and annual reports for the Funds;

(2)	Preparation of Form N-CSR, Form N-Q, Form N-CEN, Form N-PORT, Form N-PX and CFTC reporting (as applicable) for the Funds;

(3)	Coordination of independent external audits for the Funds;

(4)	Administration and maintenance of the data management system;

(5)	Coordination and administration of CEO/CFO certification materials;

(6)	Coordination and administration of Accounting Policies Meeting;

(7)	Coordination and administration of Disclosure Controls & Procedures (DC&P) meetings;

(8)	Maintain the Funds’ US GAAP reporting policies;

(9)	Assist the Funds’ Audit Committees in annual fee proposals and monitor auditor independence;

(10)	Administer and review the pre-approval process for the Funds’ auditors regarding non-audit services engagements;

(11)	Review and on-going maintenance of Fund financial statement disclosures;

(12)	Provide confirmation support for external audit;

(13)	Perform financial reporting control assessments as needed

(14)	Respond to SEC required reviews on financial statements

(15)	Coordination and preparation of Board materials for Fund Administration, including materials for the annual Board meeting to review the Fund contracts;

(16)	Coordinate Closed End Funds annual financial statements and Audit Committee approval; and

(17)	Provide business analyst support for Fund Administration activities.

F.	Performance as follows:

(1)	Review of the investment performance of the Funds and preparation of reports relating to such performance, as necessary.

G.	Compliance as follows:

(1)

Monitoring of post trade compliance by each Fund with applicable regulatory requirements, including the 1940 Act; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002; Title V of the Gramm-Leach-Bliley Act (relating to the privacy of customer information); the Bank Secrecy Act (relating to money-laundering); and the Internal Revenue Code of 1986, as amended, and the rules and regulations under each thereof;

(2)	Review and processing of Fund litigation claims and settlements;

(3)	Testing of policies and procedures as required under Rule 38a-1 under the 1940 Act.

(4)	Maintenance of Rule 38a-1 Fund Administration policies and procedures;

(5)	Develop Fund Board and ad-hoc reporting on compliance related matters;

(6)	Review of sub-adviser compliance materials (if applicable);

(7)	Coordination with internal audit review.

(8)	Managing regulatory exams and inquires on behalf of the Funds.

(9)	Coordination and Supervision of Code of Ethics policies specifically covering MNPI and employee conduct related matters.

(10)	Review of related fees and expenses shared with the Funds.

H.	Service Provider Oversight (Vendor Management) as follows:

(1)	Assistance in the selection of service providers;

(2)	Negotiation of existing service provider agreements including appropriate amendments thereto;

(3)	Monitoring the performance of and the quality of services provided by service providers under such agreements

(4)	Review and assess known relevant material compliance violations with service providers;

(5)	Reporting periodically to the Board of Trustees on the service providers and the services provided to the Funds;

(6)	Responding to requests from regulators regarding the service providers; and

(7)	Development and review of Service Level Agreements, as needed.

I.	Portfolio and Cash Management Services

(1)	Coordinate and execute transactions relating to the Funds such as Fund mergers, Fund rebalancing and Fund asset transfers (collectively, “Fund Events”);

(2)	Review matters relating to Fund mergers, Fund launches and Fund liquidations;

(3)	Administer the Fund Commission Recapture Program (if applicable);

(4)	Review bank overdraft changes;

(5)	Administer transition management;

(6)	Analyze merger related costs;

(7)	Monitor the cash management of the Funds;

(8)	Administer and monitor the compliance with the Fund Line of Credit for Closed End funds, as necessary;

(9)	Monitor collateral relating to derivatives, financing arrangements, Fund investments and accounts supporting bank lines of credit;

(10)	Prepare N-14 pro-forma merger related information and financial statements for other Fund transactions;

(11)	Oversight of securities lending (if applicable)

(12)	Oversight of the Interfund Lending Program;

(13)	Review of security lending income received by the Funds; (if applicable)

(14)	Review of commission recapture income received by the Funds (if applicable);

(15)	Review of financing break even analysis for Closed End Funds;

(16)	Review of contractual covenants and coordination of de-leveraging events; associated with closed-end Fund lines of credit; and

(17)	Provide advice and consultative services as required for Fund events such as fund liquidations.

J.	Expense Services

(1)	Preparation of expense budget for each Fund;

(2)	Calculation of expense information included in Fund registration statements;

(3)	Review of Fund expenses and authorization for disbursement;

(4)	Supporting expense ratio disclosures for board materials; and

(5)	Reviewing the calculation of the management fee.

In connection with its provision of the Services, John Hancock will

(1)

Provide such staff and personnel as are reasonably necessary to perform the Services for the Funds. Without limiting the generality of the foregoing, such staff and personnel shall be deemed to include officers of John Hancock and its affiliates, and persons employed or otherwise retained by John Hancock, to provide or assist in providing the Services to the Funds; and

(2)	Provide the Funds with all office facilities to perform the Services.

The Services do not include services performed and personnel provided pursuant to contracts with the Funds by third-party custodians, transfer agents and other service providers.

2. Compensation. In consideration for the Services provided to the Funds by John Hancock and its affiliates pursuant to this Agreement, each Fund will pay John Hancock such fee or other compensation as may be approved by the Board of Trustees from time to time and set forth in Appendix B hereto as the same may be amended from time to time. Any Services provided by a person or entity other than John Hancock and its affiliates, including, without limitation, services provided by attorneys not affiliated with John Hancock, are not covered under this Agreement and are an expense of the Funds.

3. No Partnership or Joint Venture. Each Fund and John Hancock are not partners of or joint ventures with each other, and nothing herein shall be construed so as to make any of the Funds and John Hancock partners or joint ventures or impose any liability as such on the Fund or John Hancock.

4. Limitation of Liability. John Hancock shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by John Hancock in the performance of its duties or from reckless disregard by John Hancock of its obligations under this Agreement. Any person, even though also employed by John Hancock, who may be or become an employee of and paid by any of the Funds shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Funds and not as John Hancock’s employee or agent.

5. Duration and Termination of Agreement. This Agreement shall remain in effect until the second anniversary of the date on which it was executed, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Board of Trustees and a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of any of the Funds or John Hancock. The Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty by any of the Funds (by vote of a majority of the Trustees of the Fund) or by John Hancock.

6. Amendment. No provision of this Agreement may be amended, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

8. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of the Declaration of Trust of each Fund which is organized as a Delaware statutory trust is on file with the Secretary of State of Delaware and provides that no Trustee, shareholder, officer, employee or agent of the Fund shall be subject to any personal liability in connection with Fund property or the affairs of the Fund, but that only the assets belonging to the Fund shall be liable.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

Manulife Investment Management Private Markets (US) LLC

/s/ Heidi Knapp

Name:	Heidi Knapp
Title:	Chief Operations Officer

By all the Funds listed in Appendix A

/s/ Ian Roke

Name:	Ian Roke
Title:	President

Appendix A

John Hancock GA Mortgage Trust

John Hancock GA Senior Loan Trust

Manulife Private Credit Fund

Manulife GA Trust

A-1

Appendix B

Compensation

Each Fund listed in Appendix A shall reimburse John Hancock for its expenses associated with providing all such Services described in this Agreement, including (a) direct compensation and related personnel expenses, (b) direct expenses of office space, office equipment, utilities and miscellaneous office expenses (“Office Support”), (c) direct expenses of computer hardware and software (and the development thereof) used to support John Hancock in providing such Services and IT support relating to such computer hardware and software, (d) other reasonable direct expenses incurred by John Hancock in providing Services to the Funds including, without limitation, expenses related to services provided by third parties such as Charles River, GainsKeeper and Confluence, Bloomberg to John Hancock that are related to John Hancock’s provision of Services to the Funds and (e) overhead expenses (including Manulife Financial Corporation (“Manulife”) corporate overhead) related to Office Support and personnel who provide services to each Fund (the “Reimbursement”), provided that overhead expenses related to Office Support shall not exceed levels that are allocated ordinarily to other Manulife business units. John Hancock shall determine, subject to Board approval, the expenses to be reimbursed by each Fund; provided, however, that such expenses shall not exceed levels that are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. The Reimbursement shall be calculated monthly and paid quarterly in arrears.

B-1